As filed with the Securities and Exchange Commission on May 15, 2026

Registration No. 333-288284

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Athena Bitcoin Global

(Exact name of registrant as specified in its charter)

Nevada	6099	87-0493596
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1 SE 3rd Avenue Suite 2740

Miami, Florida 33131

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matias Goldenhörn

Chief Executive Officer

1 SE 3rd Avenue Suite 2740

Miami, Florida 33131

(312) 690-4466

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Email: dloev@loevlaw.com;

john@loevlaw.com

Approximate date of commencement of the proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-288284), or the Registration Statement, is being filed by Athena Bitcoin Global, a Nevada corporation, or the Company, in order to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all shares of the common stock, par value $0.0001 per share (“Common Stock”), of the Company held for resale by the selling shareholders named therein which remain unsold on the date hereof.

The Company intends to suspend its reporting obligations under the Securities Act of 1933, as amended through the filing of a Form 15. Because the Company will no longer file reports pursuant to the Securities Exchange Act of 1934, as amended, after the Form 15 is filed, the Company is deregistering the remaining securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 15, 2026.

ATHENA BITCOIN GLOBAL

By:	/s/ Matias Goldenhörn
Matias Goldenhörn
Chief Executive Officer and Director (Principal Executive Officer)

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

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